NL REPORTS FIRST QUARTER RESULTS

DALLAS, TEXAS - May 3, 2007 - NL Industries, Inc. (NYSE:NL) today reported net income of $5.8 million, or $.12 per diluted share, in the first quarter of 2007 compared to $6.6 million, or $.14 per diluted share, in the first quarter of 2006.

Component products sales decreased in the first quarter of 2007 as compared to the first quarter of 2006. The decrease is due mainly to lower sales to the office furniture market where, for certain products, Asian competitors have established selling prices below a level which CompX considers would return an acceptable profit, partially offset by higher marine component sales resulting from an acquisition in April 2006. Despite the lower level of component product sales and the effect of increasing raw materials costs, component products segment profit increased in the first quarter of 2007 as compared to the first quarter of 2006 due to a more favorable product mix and a continued focused on reducing costs and improving efficiency.

Kronos’ net sales of $314.0 million in the first quarter of 2007 were $9.7 million, or 3%, higher than the first quarter of 2006 due primarily to the net effect of favorable fluctuations in foreign currency exchange rates, which increased sales by approximately $16 million, and lower average TiO2 selling prices. Kronos’ average selling prices were 3% lower in the first quarter of 2007 as compared to the first quarter of 2006. Kronos’ sales volumes increased less than 1% from the first quarter of 2006, with higher sales volumes in Europe and export markets offsetting the effect of lower sales volumes in the United States. The table at the end of this press release shows how each of these items impacted the overall increase in sales.

Kronos’ income from operations declined $6.1 million in the first quarter of 2007 as compared to the same period in 2006 due primarily to the effect of lower TiO2 selling prices and higher raw material and energy costs, partially offset by the favorable effects of fluctuations in foreign currency exchange rates, which increased income from operations by approximately $3 million, and higher TiO2 production volumes. Kronos’ TiO2 production volumes were 5% higher in the first quarter of 2007 as compared to the first quarter of 2006, with operating rates at near full capacity in both periods. Both TiO2 sales and production volumes in the first quarter of 2007 were new records for a first quarter.

Insurance recoveries in the first quarter of 2007 of $2.5 million ($1.6 million or $.03 per diluted share, net of tax) and $2.2 million ($1.5 million or $.03 per diluted share, net of tax) in the first quarter of 2006 represent amounts NL recovered from certain former insurance carriers in settlement of claims related to prior lead paint litigation defense costs.

Corporate expenses were higher in the first quarter of 2007 as compared to the first quarter of 2006 due to higher litigation and related expenses and to higher environmental remediation expenses.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially include, but are not limited to:

•	Future supply and demand for the Company’s products,
•	The extent of the dependence of the Company’s businesses on certain market sectors,
•	The cyclicality of certain of the Company's businesses,
•	The impact of certain long-term contracts on certain of the Company's businesses,
•	Customer inventory levels,
•	Changes in raw material and other operating costs,
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products and substitute products,
•	Possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts,
•	Customer and competitor strategies,
•	Potential consolidation of competitors,
•	The impact of pricing and production decisions,
•	Competitive technology positions,
•	The introduction of trade barriers,
•	Fluctuations in currency exchange rates,
•	Operating interruptions,
•	The timing and amount of insurance recoveries,
•	The ability of the Company to renew or refinance credit facilities,
•	The extent to which the Company’s subsidiaries were to become unable to pay dividends to the Company,
•	Uncertainties associated with new product development,
•	The ultimate outcome of income tax audits, tax settlement initiatives or other tax matters,
•
The ultimate ability to utilize income tax attributes or changes in income tax rates related to such attributes, the benefit of which has been recognized under the more-likely-than-not recognition criteria,

•	Environmental matters,
•	Government laws and regulations and possible changes therein,
•	The ultimate resolution of pending litigation, and
•	Possible future litigation.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those currently forecasted or expected. The Company disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company’s results of operations as determined by accounting principles generally accepted in the United States of America (“GAAP”), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

•
The Company discloses segment profit, which is used by the Company’s management to assess the performance of its component products operations. The Company believes disclosure of segment profit provides useful information to investors because it allows investors to analyze the performance of the Company’s operations in the same way that the Company’s management assesses performance. The Company defines segment profit as income before income taxes, interest expense and certain general corporate items. Corporate items excluded from the determination of segment profit include corporate expense and interest income not attributable to the Company’s operations.

NL Industries, Inc. is engaged in the component products (security products, furniture components and performance marine components), chemicals (titanium dioxide pigments) and other businesses.

NL INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except earnings per share)
(Unaudited)

	Three months ended March 31,
	2006	2007

Net sales	$47.0	$43.6
Cost of sales	35.4	31.5

Gross margin	11.6	12.1

Selling, general and administrative expense	6.7	6.7
Other operating income (expense):
Insurance recoveries	2.2	2.5
Other expense	(.1)	(.1)
General corporate expenses, net	(4.1)	(4.9)

Income from operations	2.9	2.9

Equity in earnings of Kronos Worldwide, Inc.	5.6	4.6

General corporate items:
Interest and dividends	1.4	1.1
Securities transactions, net	.1	.1
Interest expense	(.1)	-

Income before income taxes and
minority interest	9.9	8.7

Provision for income taxes	2.6	2.0
Minority interest in after-tax earnings	.7	.9

Net income	$6.6	$5.8

Basic and diluted net income per share	$.14	$.12

Basic and diluted weighted-average shares used in the calculation of net income per share	48.6	48.6

NL INDUSTRIES, INC.
RECONCILIATION OF SEGMENT PROFIT TO
INCOME FROM OPERATIONS
(In millions)
(Unaudited)

	Three months ended March 31,
	2006	2007

Segment profit - component products	$4.8	$5.5
Insurance recoveries	2.2	2.5
Corporate expense	(4.1)	(4.9)
Other, net	-	(.2)

Income from operations	$2.9	$2.9

NL INDUSTRIES, INC.
CHANGE IN KRONOS’ TiO2 SALES
(Unaudited)

Three months ended March 31, 2007 vs. 2006
Percentage change in sales:
TiO2 product pricing	(3) %
TiO2 sales volume	- %
TiO2 product mix	1%
Changes in foreign currency exchange rates	5%

Total	3%